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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
CALYPTE BIOMEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1265 Harbor Bay Parkway
Alameda, California 94502

August 13, 2001 Dear Stockholder:

    You are cordially invited to attend Calypte Biomedical Corporation's Annual Meeting of Stockholders on Thursday, September 20, 2001. The meeting will begin promptly at 9:00 a.m. local time, at the Company's offices located at 1265 Harbor Bay Parkway, Alameda, California 94502.

    The official Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 2000 Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Annual Meeting of Stockholders are described in detail in the Proxy Statement.

    Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

                      Sincerely,

                      Nancy E. Katz
                       President, Chief Executive Officer and Chief Financial Officer

1265 Harbor Bay Parkway
Alameda, California 94502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on September 20, 2001

August 13, 2001

    The 2001 Annual Meeting of Stockholders of Calypte Biomedical Corporation (the "Company") will be held at the Company's headquarters offices located at 1265 Harbor Bay Parkway, Alameda, California, 94502, on Thursday, September 20, 2001, at 9:00 a.m. local time, for the following purposes:

  1.
  To elect eight directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

  2.
  To amend the Company's Amended and Restated Certificate of Incorporate to effect an increase in the number of authorized shares of the Company's Common Stock from 50,000,000 to 200,000,000;

  3.
  To vote on a proposed amendment to the 2000 Equity Incentive Plan to increase by 13,000,000 the number of shares of Common Stock reserved for issuance thereunder;

  4.
  To vote on a proposed amendment to the 1995 Director Option Plan to increase by 2,000,000 the number of shares of Common Stock reserved for issuance thereunder:

  5.
  To vote on a proposed amendment to the 1995 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance thereunder;

  6.
  To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 2001; and

  7.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Stockholders of record on August 5, 2001 will be eligible to vote at this meeting. Only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the meeting. To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                      By order of the Board of Directors,

                      Nancy E. Katz
                       President, Chief Executive Officer and Chief Financial Officer

YOUR VOTE IS IMPORTANT

    Whether or not you plan to attend the meeting, please complete and return the proxy card in the envelope provided, which requires no postage if mailed in the United States.

1265 Harbor Bay Parkway
Alameda, California 94502

PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Calypte Biomedical Corporation ("Calypte" or the "Company") for the Annual Meeting of Stockholders (the "Annual Meeting"), and any postponements or adjournments thereof, to be held at the Company's principal executive offices located at 1265 Harbor Bay Parkway, Alameda, California 94502, on Thursday, September 20, 2001, at 9:00 a.m. local time. The telephone number at that address is (510) 749-5100. Every stockholder shall have the right to vote whether in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the secretary of the Company. The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

INFORMATION CONCERNING SOLICITATION AND VOTING

    The close of business on August 5, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company, par value $.001 per share ("Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had             shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of voting power of the Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting except as otherwise provided by statute. Each holder of Common Stock on the Record Date is entitled to one vote for each share of Common Stock held by such stockholder, and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

    Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. With the exception of Proposal 2, the Proposed Amendment to the Amended and Restated Certificate of Incorporation, all other proposals to come before the Annual Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

    With respect to Proposal 2 only, the affirmative vote of a majority of the shares of the Company's Common Stock issued and outstanding as of the Record Date and entitled to vote is required for approval. Abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approval. Thus, abstentions have the effect of negative votes on the proposal. If no specific instructions are given in the proxy, the shares will be voted for approval of Proposal 2. Shares as to which proxy authority has been withheld with respect to Proposal 2, including broker non-votes, will not be considered as present or represented with respect to the proposal but will otherwise have the same effect as a negative vote on Proposal 2.

    The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for director named in the Proxy Statement; (2) for the authorization of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect an increase in the number of shares of the Company's Common Stock; (3) for the proposed amendment to the 2000 Equity Incentive Plan; (4) for the proposed amendment to the 1995 Directors Option Plan; (5) for the proposed amendment to the 1995 Employee Stock Purchase Plan; and (6) for ratification of the appointment of KPMG LLP, as independent auditors.

    Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

    The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitations may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company has engaged Mellon Investor Services as its proxy solicitor. The Company estimates the costs for the services of the proxy solicitor will be approximately $12,500. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

ELECTION OF DIRECTORS
(Proposal 1)

    At the Annual Meeting, eight directors are to be elected to hold office until the 2002 Annual Meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. There are no family relationships among any of the directors or executive officers of the Company. The nominees listed below are all now Calypte directors. The Board knows of no reason why any nominee may be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend. The nominees receiving the highest number of affirmative votes will be elected to the Board.

    Certain information relating to each director nominee is set forth below:

Name	Age	Principal Occupation	Director Since
David E. Collins	67	Chairman of the Board of Directors and Secretary, Calypte Biomedical Corporation	12/95
Nancy E. Katz	42	President, Chief Executive Officer and Chief Financial Officer, Calypte Biomedical Corporation	10/99
Paul Freiman	67	President and Chief Executive Officer, Neurobiological Technologies, Inc.	12/97
Julius R. Krevans, M.D.	77	Chancellor Emeritus, Director of International Medical Services University of California, San Francisco	3/95
Mark Novitch, M.D.	69	Adjunct Professor, George Washington University Medical Center	9/95
Zafar Randawa, Ph.D.	53	Director of the New Technology Evaluation Division, Otsuka America Pharmaceutical	12/96
John J. DiPietro	43	Vice President of Finance & Administration, Tripath Technology Inc.	10/99
Claudie E. Williams	50	Executive Vice President, Mergers and Acquisitions, Claneil Enterprises, Inc.	4/00

    David E. Collins was elected as the Company's Chairman of the Board in June 2000. He served as the Company's Vice Chairman of the Board of Directors from December 1997 until June 2000, and has been a member of the Board of Directors since December 1995. From October 1999 until June 2000 he also served as the Company's Chief Executive Officer. From September 1989 until September 1994 he served as Executive Vice President with Schering-Plough Corporation, a pharmaceutical company, and President of the HealthCare Products division, responsible for all over-the-counter and consumer health care products. From February 1988 to August 1989, he was a founding partner of Galen Partners, a venture capital firm. From July 1962 to February 1988, he held several positions at Johnson & Johnson, including Vice Chairman of the Board of Directors for Public Affairs & Planning and Vice Chairman for the Executive Committee & Chairman of the Consumer Sector. Mr. Collins is also a member of the Board of Directors of Ista Pharmaceutical, Inc., a public company, and Lander, Inc., Advanced Corneal Systems, Inc., Beansprout Networks, Inc., and Claneil Enterprises, Inc., all private companies. Mr. Collins received his L.L.B. at Harvard Law School and his B.A. at the University of Notre Dame.

    Nancy E. Katz was elected the Company's President, Chief Executive Officer and Chief Financial Officer in June 2000. From October 1999 until June 2000 she was President, Chief Operating Officer and Chief Financial Officer of the Company. She has also been a member of the Board since October 1999. Prior to joining Calypte, Ms. Katz served as president of Zila Pharm Inc., a prescription and non-prescription oral health care products company. From 1995 to 1998, Ms. Katz led sales and marketing efforts for LifeScan, the diabetes testing division of Johnson & Johnson. Ms. Katz also served as vice president of U.S. marketing, directing LifeScan's marketing and customer call center departments. During her seven-year career at Schering-Plough Healthcare Products from 1987 to 1994, she held numerous positions including senior director, and general manager, marketing director, Footcare New Products, and product director, OTC New Products. Ms. Katz also held various product management positions at Whitehall Laboratories, a division of American Home Products, from 1981 to 1987. Ms. Katz is a member of the Board of Directors of Neoprobe Corporation. Ms. Katz received her B.A. from the University of South Florida.

    John J. DiPietro was elected to the Company's Board of Directors in October 1999. He also serves as a consultant to the Company under the terms of a consulting contract extending through

September 2001. He is presently the Chief Financial Officer and Vice President—Finance and Administration of Tripath Technology, Inc., a semi-conductor manufacturing company. He had served as the Company's Chief Operating Officer, Vice President of Finance, Chief Financial Officer and Secretary since December 1997. From October 1995 until December 1997, he served as the Vice President of Finance, Chief Financial Officer and Secretary. Prior to joining the Company, he was Vice President of Finance, Chief Financial Officer and Secretary of Meris Laboratories, Inc., a full service clinical laboratory, from 1991 until 1995. He is a Certified Public Accountant and received his M.B.A. from the University of Chicago, Graduate School of Business and a B.S. in Accounting from Lehigh University.

    Paul Freiman has served as a member of the Company's Board of Directors since December 1997. He has served as the President and Chief Executive Officer of Neurobiological Technologies, Inc since May 1997. In 1995, Mr. Freiman retired from his position as Chairman and Chief Executive Officer of Syntex Corporation, a pharmaceutical company. From 1962 until 1994, he held several other positions at Syntex Corporation, including President and Chief Operating Officer. Mr. Freiman is currently serving on the board of Penwest Pharmaceuticals Inc. and Neurobiological Technologies, Inc. He has been chairman of the Pharmaceutical Manufacturers Association of America (PhARMA) and has also chaired a number of key PhARMA committees. Mr. Freiman is also an advisor to Burrill & Co., a San Francisco merchant bank.

    Julius R. Krevans, M.D. has served on the Company's Board of Directors since March 1995. Dr. Krevans has been Chancellor Emeritus and Director of International Medical Care at University of California at San Francisco since 1993. From 1982 until 1993, Dr. Krevans served as Chancellor at UCSF, and was Dean of the School of Medicine at UCSF from 1971 until 1982. Prior to this, Dr. Krevans served as Dean for Academic Affairs at John Hopkins University School of Medicine where he also served on the faculty for 18 years and was Professor of Medicine from 1968 until 1971. He is also Chairman of the Board of Directors of Neoprobe Corporation. Dr. Krevans received his M.D. from New York University, College of Medicine and completed a residency in Medicine at John Hopkins University School of Medicine.

    Mark Novitch, M.D. has served on the Company's Board of Directors since September 1995. Dr. Novitch was a Professor of Health Care Sciences at George Washington University from October 1994 to June 1997. He is presently an Adjunct Professor at George Washington University Medical Center. Since 1993, Dr. Novitch has also been a private consultant in the pharmaceutical industry. From 1985 until 1993, he served in senior executive positions with the Upjohn Company, a medical products company, including Vice Chairman of the Board of Directors, Corporate Executive Vice President, Corporate Senior Vice President for Scientific Administration and Corporate Vice President. Prior to this, for 14 years, Dr. Novitch served with the FDA where from 1983 until 1984 he was Acting Commissioner. For seven years, Dr. Novitch was on the faculty at Harvard Medical School. He is Chairman of the Board of Directors of Alteon, Inc. and is also a member of the Board of Directors of Neurogen Corporation, Guidant Corporation, and Kos Pharmaceutical. Dr. Novitch received his A.B. from Yale University, and his M.D. from New York Medical College.

    Zafar Randawa, Ph.D. has served on the Company's Board of Directors since December 1996. Dr. Randawa is currently the Director of the New Technology Evaluation Division of Otsuka America Pharmaceutical, Inc. and has served in this capacity since September 1995. From 1989 until September 1995, Dr. Randawa served as a Chief Scientist at Otsuka America Pharmaceutical, Inc. Dr. Randawa received his Ph.D. in Biochemistry at Oregon Health Sciences University, his Master of Science degree in Biochemistry at Karachi University in Karachi, Pakistan, his B.S. in Biochemistry from Karachi University and his B.S. in Chemistry from Panjab University in Lahore, Pakistan.

    Claudie E. Williams was elected to the Company's Board of Directors in April 2000. Ms. Williams is currently Executive Vice President, Mergers and Acquisitions of Claneil Enterprises, Inc., a private holding company. Pursuant to an agreement in April, 2000 by which Trilobite Lakes Corp., a wholly owned subsidiary of Claneil, purchased 1,951,220 shares of Common Stock of Calypte, Ms. Williams has been designated by Trilobite to be nominated for election to the Calypte Board of Directors. Prior to joining Claneil in January 2000, Ms. Williams spent 24 years with Johnson & Johnson, Inc., where she worked in both the pharmaceutical and consumer products businesses. From 1975 to 1992, Ms. Williams worked with McNeil Pharmaceutical, a Johnson & Johnson company, where she held a variety of positions in domestic and international marketing and sales. She served as Vice President of Product Management and as a member of the Management Board from 1988 to 1992. From 1992 to 1999, Ms. Williams held various marketing and business development positions with Johnson & Johnson Worldwide Consumer Franchises. From 1997 to 1998, she served as Vice President, General Manager of the Rx-to OTC Skincare Business Unit at Johnson & Johnson Consumer products and was a member of the operating company's Management Board. Ms. Williams received her B.A. degree from the University of California at Irvine.

Approval Required

    Approval of Proposal 1 requires the affirmative vote of a plurality of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    The Board recommends a vote FOR the election of all named nominees. Proxies solicited by the Board will be so voted unless stockholders specify a different choice in their proxies.

THE BOARD OF DIRECTORS AND COMMITTEES

    The Board met 11 times during 2000. The Board has standing Audit, Compensation and Nominating Committees. During 2000, all directors attended at least 75% of the aggregate number of meetings of the Board and the standing committees on which they served during the period in which they served as directors.

Audit Committee

    The Audit Committee consists of Mr. Freiman as Chairman, Mr. DiPietro, Dr. Krevans, and Dr. Novitch. Dr. Krevans was added to the Committee in June 2000 to meet the independence and financial competency requirements of the Nasdaq Stock Market. Under those independence requirements, Mr. DiPietro is not independent with respect to the Company because of his employment as the Company's Chief Financial Officer through September 1999. The Board determined that Mr. DiPietro's service on the Audit Committee was in the best interest of the Company and its stockholders because of Mr. DiPietro's business experience with respect to financial oversight responsibilities.

    The Audit Committee recommends the engagement of the Company's independent auditors, approves the services performed by such auditors, reviews and evaluates the Company's accounting principles and its system of accounting controls, and reviews with the auditors the Company's annual audited financial statements and the audit thereof. There were four audit committee meetings in 2000, one to discuss the results of the audit of the financial statements for the fiscal year ended December 31, 1999, and three to discuss the quarterly results for the first three quarters of 2000. The audit committee meeting to discuss the results of the audit of the financial statements of the Company for the year ended December 31, 2000 was held in February 2001.

Compensation Committee

    The Compensation Committee consists of Dr. Krevans as Chairman, Mr. Freiman, Dr. Novitch, and Ms. Williams. Ms. Williams was added to the Committee in June 2000. The Compensation

Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock plans. The Compensation Committee met 3 times in 2000.

Nominating Committee

    The Nominating Committee consists of Mr. Freiman as Chairman, and Mr. Collins, Dr. Novitch, and Ms. Williams. The Nominating Committee recommends future additions, deletions and slates of board members to the full Board. The Nominating Committee met once in 2000.

    The Nominating Committee will consider stockholder suggestions for nominees for director other than self-nominating suggestions. Suggestions may be submitted to the Secretary of the Company at the Company's administrative offices. The Committee will consider suggestions received by the Secretary's office prior to December 31 at a meeting the following year, preceding the mailing of proxy material to stockholders.

Director Compensation

    The Company's directors are reimbursed for their out-of-pocket travel expenses associated with their attendance at Board meetings. Under the terms of the Company's 1995 Director Option Plan, non-employee directors of the Company are eligible to receive grants of options to purchase shares of Common Stock.

Director Option Plan

    The Company's Board of Directors adopted the Director Option Plan in December 1995 and the stockholders approved it in 1996. It was most recently amended at the Company's June 2000 Annual Stockholders' Meeting. Under the Director Option Plan, the Company has reserved 850,000 shares of common stock for issuance to the directors of the Company pursuant to nonstatutory stock options and the Company proposes to reserve an additional 2,000,000 shares pursuant to Proposal 4 discussed below. The Company's Board of Directors determines the number of shares of the Company's stock that will be granted each year to newly-elected and re-elected directors. Options may be granted under this plan to non-employee directors or directors who also serve as consultants of the Company. Each option granted under the Director Option Plan shall be exercisable at 100% of the fair market value of the Company's common stock on the date such option was granted. Each grant under the plan will vest monthly over the twelve month period commencing with the director's date of election or re-election, provided that the option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less than one year after the date of the grant. The plan shall be in effect for a term of ten years unless sooner terminated under the Director Option Plan.

    There were 101,500 Common Stock options granted in 2000 under the Director Option Plan.

INFORMATION ON EXECUTIVE COMPENSATION

    The following table sets forth certain compensation awarded or paid by the Company during the years ended December 31, 2000, 1999 and 1998 to its Chief Executive Officer and each of the other executive officers of the Company (collectively, the "Named Executive Officers"). The compensation table excludes other compensation in the form of perquisites and other personal benefits that constitute the lesser of $50,000 or 10% of the total salary and bonus earned by each of the named Executive Officers in each fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Long-Term Compensation Securities Underlying Options Granted (1)		All Other Compensation ($)
David E. Collins (2) Chairman of the Board of Directors, former Chief Executive Officer	2000 1999 1998	65,750 26,500 0	(3) (3)	0 0 0		82,000 170,000 3,000	(4) (6) (8)	3,750 7,083 5,000	(5) (7) (9)
Nancy E. Katz(10) President, Chief Executive Officer, Chief Financial Officer and Member of the Board of Directors	2000 1999	240,962 42,308		98,775 0	(11)	300,000 450,000		0 0

(1)
All figures in this column represent options to purchase the Company's common stock.

(2)
Mr. Collins was elected Chairman of the Board in June 2000. He served as Vice Chairman of the Board of Directors from December 1997 through May 2000 and as a member of the Board of Directors since December 1995. Mr. Collins also served as Chief Executive Office from October 1999 to June 2000.

(3)
Represents amounts paid pursuant to the October 1999 Consulting Agreement between Mr. Collins and the Company.

(4)
Reflects option grant for 12,000 shares for service as a Director of the Company, option grant for 20,000 shares for service as Chairman of the Board of Directors of the Company, and option grant for 50,000 shares made upon cancellation of certain options previously granted.

(5)
Represents Director's fees for services rendered in 1999 and 2000.

(6)
Reflects option grant for 150,000 shares under the terms of the October 1999 Consulting Agreement between Mr. Collins and the Company and an option grant for 20,000 shares pursuant to service as a Director of the Company.

(7)
Represents Director's fees for services rendered in 1998 and 1999.

(8)
Option grant made pursuant to service as a Director of the Company.

(9)
Represents Director's fees.

(10)
Ms. Katz has served as President, Chief Executive Officer and Chief Financial Officer since June 2000. She joined the Company in October 1999 as President, Chief Operating Officer, and Chief Financial Officer.

(11)
Represents stock bonus of 25,000 shares valued at $50,000 at the time of grant plus gross-up for payment of income taxes.

    The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2000:

Stock Option Grants in Last Fiscal Year
Individual Grants

								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year(1)
Name					Exercise Price ($/sh)(2)		Expiration Date
								5% ($)	10% ($)
David E. Collins	50,000(4 12,000(5 20,000(6	) ) )	2.82 0.68 1.13	% % %	4.0000 2.4375 2.4375	(4)	4/19/10 6/13/10 6/13/10	125,779 18,395 19,653	318,748 46,617 49,804
Nancy E. Katz	300,000(7)		16.89%		2.0000		10/3/10	377,337	956,245

(1)
Based on the aggregate of 469,800 options granted under the Company's 1991 Incentive Stock Plan and 1,270,000 options granted under the Company's 2000 Equity Incentive Plan to employees and consultants to the Company and 36,000 options granted to Consultant Directors under the Company's 1995 Director Option Plan during the year ended December 31, 2000, including the Named Executive Officers.

(2)
Unless otherwise indicated, the exercise price was based on the closing price of the stock on the date of grant on the Nasdaq SmallCap Market, except as otherwise indicated. Effective July 16, 2001, Calypte common stock is quoted on the Over the Counter Bulletin Board instead of the Nasdaq SmallCap Market.

(3)
The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices. Assuming a ten-year option term, annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year).

(4)
Represents option grant for 50,000 shares pursuant to Consulting Agreement between Mr. Collins and the Company. The original option grant was cancelled in October 1999. Options for all 50,000 shares were immediately exercisable upon the grant date, April 19, 2000. The options expire ten years from the date of grant. The option price was unchanged from that of the original grant.

(5)
The grant was made pursuant to service as a Director of the Company. Options granted under the Director Option Plan become exercisable at the rate of 1,000 shares per month beginning July 13, 2000, continuing at that rate on each monthly anniversary thereafter through June 13, 2001. The options expire ten years from the date of grant.

(6)
Options vest at the rate of 3,334 shares on the six month anniversary of the June 13, 2000 grant date and at 595 shares per month for the following 30 months. The options expire ten years from the date of grant. The grant was made pursuant to service as the Chairman of the Board of the Company.

(7)
Options for 100,000 shares were exercisable on the grant date, October 3, 2000. Options for an additional 100,000 shares become exercisable on the first anniversary of the grant date and options for the remaining 100,000 shares become exercisable of the second anniversary of the grant date. The options expire ten years from the date of grant.

    The following table sets forth information concerning option exercises for the year ended December 31, 2000, with respect to each of the Named Executive Officers.

Aggregated Option Exercises in 2000
and December 31, 2000 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (Exercisable/Unexercisable)(1)	Value of Unexercised In-the- Money Options at Fiscal Year End ($) (Exercisable/Unexercisable)(1)(2)
David E. Collins	55,750	50,732	100,000/0	26,570/0
Nancy E. Katz	32,052	40,065	267,963/149,985	71,198/39,851

(1)
Reflects in-the-money options granted under the 1991 Incentive Stock Plan.

(2)
Value realized and value of unexercised in-the-money options is based on a value of $1.0469 per share of the Company's Common Stock, the closing price on December 31, 2000 as quoted on the Nasdaq SmallCap Market. Amounts reflect such fair market value minus the exercise price multiplied by the number of shares to be acquired on exercise and do not indicate that the optionee actually sold such stock. Effective July 16, 2001, Calypte common stock is quoted on the Over the Counter Bulletin Board instead of the Nasdaq SmallCap Market.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board has furnished the following report on executive compensation.

Role of Compensation Committee

    The Compensation Committee is responsible for determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interest. The Committee's role is to review and approve the compensation of the Company's executive officers and to administer the Company's stock plans. The Compensation Committee consists of Messrs. Krevans, Freiman and Novitch and Ms. Williams.

Compensation Philosophy

    The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives and senior management who can contribute to the continued success of the Company.

Base Salary

    Base salary represents the fixed component of the executive compensation program. Base salaries of the Chief Executive Officer and senior management are determined by reviewing comparable market base salary compensation, individual performance, relevant experience and demonstrated capabilities in meeting the requirements of the position. The base salaries of the Chief Executive Officer and other members of Senior Management are determined by the Committee's evaluation of attainment of stated overall goals and targets for the Company and the individual's contribution and performance.

Long-term Incentive Awards

    Stock option grants serve to align the Company's stockholders' and employees' goals. The objectives of the stock option and purchase plans of the Company are to: (1) provide a long-term incentive to help reduce employee turnover, (2) provide a competitive package for recruiting new employees, (3) provide a long-term reward for loyalty, dedication and service, and (4) allow all employees to share in the rewards of "building stockholder value."

Bonus

    The Company does not have a formal annual bonus plan. Nevertheless, subject to the availability of sufficient cash resources, employees are eligible to earn annual cash or stock bonuses for achievement of both Company-wide and individual or departmental goals. This practice is designed to: (1) enhance the ability of the Company to attract and retain outstanding employees at all levels of the Company, (2) create a link between compensation and performance, (3) strengthen team building to foster a culture of fairness and equity, (4) motivate employees, and (5) create commonality by aligning the interests of the stockholders with those of the employees. Recommendations for cash bonus awards are made by management and approved by the Compensation Committee.

Chief Executive Officer Compensation

    In 2000, Mr. Collins received cash payments of $65,750 as compensation under the terms of the October 1999 Consulting Agreement between Mr. Collins and the Company. Additionally, in January 2001, Mr. Collins received a stock grant of 43,636 shares of the Company's Common Stock valued at $60,000 under the terms of the consulting agreement effective October 2000 for service as a consultant and as Chairman of the Board from October 2000 through September 2001. Under the terms of both the 1999 and 2000 agreements, Mr. Collins commits to spend not less than 5 days per month on Company business and receives cash compensation of $1,000 per day for days in excess of 5 per month devoted to the Company's business. The Committee considers this level of compensation appropriate in view of Mr. Collins' background, leadership and accomplishments. Mr. Collins also received cash payments in 2000 totaling $3,750 for service in 1999 and 2000 on the Company's Board of Directors.

    In 2000, Ms. Katz received cash payments of $240,962 as salary pursuant to the terms of the October 1999 Employment Agreement between Ms. Katz and the Company, under which she currently serves as the Company's Chief Executive Officer, President and Chief Financial Officer. Ms. Katz also received a stock bonus of 25,000 shares of Common Stock, valued at $50,000, which was grossed up for the payment of income taxes. The Committee considers this level of compensation appropriate in view of Ms. Katz' background, leadership and accomplishments.

COMPENSATION COMMITTEE

                  Julius Krevans, M.D.
                  Paul Freiman
                  Mark Novitch, M.D.
                  Claudie Williams

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and for administering various incentive compensation and benefit plans. The Compensation Committee consists of Mr. Freiman, Dr. Krevans, Dr. Novitch, and Ms. Williams.

    David Collins, the Company's Chairman of the Board of Directors serves on the Board of Directors of Claneil Enterprises, Inc. and is a member of Claneil's Compensation Committee. Claudie Williams, a member of the Company's Board of Directors and its Compensation Committee, is Executive Vice President, Mergers and Acquisitions for Claneil Enterprises, Inc.

AUDIT COMMITTEE REPORT

    Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the company, oversee the independence of the company's independent auditor, and recommend to the Board the selection of the independent auditor responsible for making recommendations to the Board regarding the selection of independent accountants. A copy of the charter is included in Appendix A to this proxy statement. With the exception of Mr. DiPietro, each of the members of the Audit Committee meets the independence requirements set forth in Rule 4200(a)(15) of NASD's listing standards. Mr. DiPietro does not meet the definition of independence because of his employment as the Company's Chief Financial Officer through September 1999. The Board determined that Mr. DiPietro's service on the Audit Committee was in the best interest of the Company and its stockholders because of Mr. DiPietro's business experience with respect to financial oversight responsibilities.

    Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

    In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  Reviewed and discussed the audited financial statements with the Company's management;

  •
  discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

  •
  reviewed the written disclosures and the letter from KPMG LLP, required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit service performed by KPMG LLP are compatible with maintaining their independence;

  •
  based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission; and

  •
  instructed the independent auditor that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

                    John DiPietro
                    Paul Freiman
                    Mark Novitch
                    Julius Krevans

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    KPMG LLP has been the independent accounting firm that audits the financial statements of the Company since its inception. In accordance with standing policy, KPMG LLP periodically changes the personnel who work on the audit.

    In addition to performing the audit of the Company's consolidated financial statements, KPMG LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

Audit and review of the Company's 2000 financial statements	$120,802
Audit-related services	$23,000
All other services	$20,750

    KPMG LLP did not provide any services related to financial information systems design and implementation during 2000.

    "All other services" includes (i) tax planning and the preparation of tax returns of the Company, (ii) acquisitions and due diligence reviews and integration services, and (iii) evaluating the effects of various accounting issues and changes in professional standards.

    The Audit Committee reviews summaries of the services provided by KPMG LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

Employment Agreements

    In October 1999, the Company entered into an employment agreement with Nancy E. Katz as the President, Chief Operating Officer, and Chief Financial Officer of the Company, which provides for an annual salary of $220,000. In addition, Ms. Katz was granted 450,000 stock options, 150,000 of which vested immediately and the balance of which vest over 24 months. Ms. Katz is also entitled to a bonus upon the achievement of milestones mutually agreed to by the officer and the Board of Directors. In October 2000, Ms. Katz was granted a stock bonus of 25,000 shares valued at $50,000 at the time of grant, plus a gross-up for payment of income taxes. In the event the employment of Ms. Katz is terminated by the Company other than for cause, she will receive her base salary for twelve months. In the event of a change in control, any unvested stock options will become fully vested.

    Concurrent with his September 1999 resignation as Chief Operating Officer and Chief Financial Officer of the Company, the Company entered into a consulting agreement with John DiPietro effective from September 1999 through September 2000. Under the terms of the agreement, Mr. DiPietro receives no cash compensation, however, his stock option granted pursuant to his 1998 employment agreement continued to vest at the rate of 4,000 shares per month from September 1999 through September 2000. Under the terms of the consulting agreement, severance payments payable to Mr. DiPietro pursuant to the 1998 employment contract were fixed at $55,000. In September 2000, the agreement was extended for an additional twelve months. Under the extension, Mr. DiPietro receives no cash compensation and vesting in the stock option granted pursuant to his 1998 employment agreement ceased.

    In October 1999, the Company entered into a consulting agreement with David E. Collins, then Vice Chairman of the Board of Directors and currently Chairman of the Board, to serve as Chief Executive Officer from October 1999 through October 2000. Under the terms of the agreement, Mr. Collins received compensation of $1,000 for each day devoted to the Company's business and was granted options to purchase 150,000 shares of the Company's stock. Additionally, in January 2001, Mr. Collins received a stock grant of 43,636 shares of the Company's Common Stock valued at $60,000 under the terms of the consulting agreement effective October 2000 for service as a consultant and as Chairman of the Board from October 2000 through September 2001. Under the terms of both the 1999 and 2000 agreements, Mr. Collins commits to spend not less than 5 days per month on Company business and receives cash compensation of $1,000 per day for days in excess of 5 per month devoted to the Company's business.

Certain Relationships and Related Transactions

    William A. Boeger served as the Company's Chairman of the Board from January 1994 until June 2000 and will remain on the Board until the 2001 Annual Meeting, at which time his service on the Board will cease. Concurrent with his October 1999 resignation as President and Chief Executive Officer, the Company entered into a consulting agreement with Mr. Boeger effective from October 1999 through October 2000. Under the terms of the agreement, Mr. Boeger received compensation of $5,000 per month for the period December 1999 through October 2000. Additionally, Mr. Boeger's stock option granted pursuant to his 1998 employment agreement continued to vest at a rate of 5,000 shares per month from October 1999 through October 2000. In October 2000, the agreement was extended for an additional twelve months. Under the extension, Mr. Boeger's compensation was reduced to $500 per month and vesting in the stock option granted pursuant to his 1998 employment agreement ceased.

    Dr. Howard B. Urnovitz served as a member of the Company's Board from November 1989 until his resignation in March 2001. Under the terms of an employment agreement between Dr. Urnovitz and the Company effective as of January 1, 1995, as amended, Dr. Urnovitz received annual compensation of $140,000 and was eligible for an annual bonus not to exceed $35,000 to serve as Chief Science Officer of the Company. Effective April 1, 2000, the agreement was amended to provide Dr. Urnovitz with cash compensation of $50,000 for the period from April 1, 2000 to October 31, 2000 and compensation of $50,000 in shares of the Company's Common Stock for the period from November 1, 2000 to March 31, 2001. The agreement expired on March 31, 2001.

    During 1997, in recognition of a Technology Rights Agreement entered into between the Company and Dr. Urnovitz, the Company partially funded the expenses of the Chronic Illness Research Foundation, a research foundation started by Dr. Urnovitz with which Mr. Boeger was also affiliated. The Company entered into a loan agreement with Dr. Urnovitz to repay such funding to the Company and to limit the funding to a maximum of $165,000. The loan was evidenced by a promissory note and was secured by Dr. Urnovitz' stock options to purchase common stock with a market value of 200% of the outstanding loan balance. The interest on the outstanding principal balance of the loan was a variable rate of the prime rate plus 1%. The principal amount and all accrued interest was originally due on December 1, 1997 but was extended through December 31, 1999. The Company's Board of Directors subsequently extended the due date of the note to June 12, 2000. Dr. Urnovitz repaid the loan and all accrued interest on September 12, 2000. The Technology Rights Agreement gives the Company the first right of refusal for ten years of an exclusive, worldwide license to practice, make or have made, use, sell, distribute and license to others any invention or discovery related to urine-based diagnostics made by Dr. Urnovitz in exchange for a one-time cash payment and the payment of royalties.

    In March 2000, Calypte agreed to sell 4,096,000 shares of Common Stock to institutional investors in a private placement at $2.05 per share. 1,951,220 of the shares were sold to Trilobite Lakes Corporation ("Trilobite"). Trilobite is an affiliate of Claneil Enterprises, Inc. David Collins, the Chairman of the Board of Calypte serves on the Board of Directors of Claneil and is a member of Claneil's Compensation Committee. Pursuant to the Common Stock Purchase Agreement dated March 2, 2000, Claudie Williams, a representative designated by Trilobite, was elected to Calypte's Board of Directors. The Calypte Board will nominate a representative selected by Trilobite for election to the Calypte Board for so long as Trilobite holds one-half of the shares it acquired through the Common Stock Purchase Agreement. In connection with the private placement, Trilobite extended a $1 million line of credit to Calypte and Calypte issued a warrant for the purchase of 100,000 shares of its common stock at $3.62 per share. The amount borrowed under the line of credit converted into shares of common stock of Calypte upon the closing of the stock purchase.

STOCK PERFORMANCE CHART

    The graph below compares the cumulative total stockholder return on the Common Stock since the Company's initial public offering in 1996. The Corporation's return is shown with the cumulative total return of the NASDAQ Stock Market—U.S. Index and the JP Morgan H&Q Biotechnology Index. The graph assumes a $100 investment made at the beginning of the respective period and reinvestment of all dividends.

COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
AMONG CALYPTE BIOMEDICAL CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX

*
$100 INVESTED ON 7/26/96 IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Security Ownership of Certain Beneficial Owners and Management

    Except as set forth in the footnotes to this table, the following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of August 1, 2001 for (i) all persons known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each of the Company's directors, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers(1)	Shares Beneficially Owned		% of Total(2)
Trilobite Lakes Corp.(3) Silverside Carr Executive Center, Suite 14 501 Silverside Road Wilmington, DE 19809	2,070,720	(4)	6.35%
Claudie E. Williams (3)	2,070,720	(5)	6.35%
William A. Boeger(6)	823,379		2.50%
Zafar Randawa, Ph.D.(7)	1,338,147		4.11%
David E. Collins(8)	2,417,690		7.39%
Nancy E. Katz(9)	529,737		1.62%
John DiPietro(10)	204,348		*
Mark Novitch, M.D.(11)	69,000		*
Paul Freiman(12)	94,000		*
Julius Krevans, M.D.(13)	54,000		*
All directors and executive officers as a group (8 persons)	5,530,301		16.35%

*
Represents beneficial ownership of less than 1%.

(1)
To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Calypte Biomedical Corporation, 1265 Harbor Bay Parkway, Alameda, California 94502.

(2)
Based on 32,486,299 shares outstanding as of August 1, 2001.

(3)
David E. Collins, the Chairman of the Board of Calypte serves on the Board of Directors of Claneil Enterprises, Inc. and is a member of Claneil's Compensation Committee. Claudie Williams, is the designated nominee of Trilobite Lakes Corp. a wholly-owned subsidiary of Claneil. Ms. Williams is Executive Vice President, Mergers and Acquisitions, of Claneil.

(4)
Includes 100,000 shares issuable pursuant to a warrant for the purchase of common stock and 19,500 shares subject to options exercisable within 60 days granted with respect to Ms. Williams' service as a Director of Calypte. All shares listed are held by Trilobite Lakes Corporation. Ms. Williams disclaims beneficial ownership of these shares.

(5)
Includes 2,051,220 shares held by Trilobite Lakes Corp. Ms. Williams is the designated nominee of Trilobite Lakes Corp. a wholly-owned subsidiary of Claneil Enterprises, Inc. Ms. Williams is Executive Vice President, Mergers and Acquisitions, of Claneil Enterprises, Inc. Ms. Williams disclaims beneficial ownership of these shares.

(6)
Includes 387,000 shares subject to options exercisable within 60 days.

(7)
Includes 45,000 shares subject to options exercisable within 60 days. Dr. Randawa is a director of the Company and an affiliate of Otsuka Pharmaceutical Co., Ltd. All shares listed are held by

  Otsuka. Dr. Randawa disclaims beneficial ownership of the shares except to the extent of his affiliation with Otsuka.

(8)
Includes 227,084 shares subject to options exercisable within 60 days. Includes 2,051,220 shares held by Trilobite Lakes Corp. Claneil Enterprises, Inc. is an affiliate of Trilobite Lakes Corp. and Mr. Collins is a member of the Board of Directors of Claneil Enterprises, Inc. Mr. Collins disclaims beneficial ownership of the shares held by Trilobite.

(9)
Includes 288,259 shares subject to options exercisable within 60 days.

(10)
Includes 197,000 shares subject to options exercisable within 60 days.

(11)
Includes 55,000 shares subject to options exercisable within 60 days.

(12)
Includes 94,000 shares subject to options exercisable within 60 days.

(13)
Includes 40,000 shares subject to options exercisable within 60 days.

Compliance With Section 16(a) of the Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

    The Company believes that during fiscal year 2000, all the Reporting Persons complied with all applicable filing requirements subject to the following exceptions: Mr. Boeger had one late filing of a report on Form 4 with respect to a stock option exercise and sale. Dr. Urnovitz had one late filing of a report on Form 4 with respect to a stock sale.

PROPOSED AMENDMENT TO THE COMPANY'S RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OR
COMMON STOCK TO 200,000,000
(PROPOSAL 2)

    The Board unanimously adopted on July 31, 2001, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") increasing the number of authorized shares of Common Stock from 50,000,000 to 200,000,000. The Board is requesting stockholder approval of the Amendment.

Description of the Proposal

    The Company's Restated Certificate of Incorporation currently authorizes the issuance of 55,000,000 shares, of which 50,000,000 are authorized for issuance as Common Stock and 5,000,000 are authorized for issuance as Preferred Stock. As of the Record Date, the Company had 32,786,929 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. In addition, as of that date, the Company had approximately (i) 6,894,388 shares of Common Stock reserved for issuance under its stock option and purchase plans and (ii) 2,043,905 shares of Common Stock issuable upon exercise of outstanding warrants. If this Amendment is approved, the Board intends to cause a certificate of amendment to the Restated Certificate of Incorporation to be filed as soon as practicable after the date of the Annual Meeting. Upon effectiveness of this Amendment, the Company will have approximately 158,274,778 shares of Common Stock authorized but unissued and unreserved.

    The increase in the number of outstanding shares of Common Stock shall be accomplished by amending the first paragraph of Article IV of the Restated Certificate of Incorporation to read as follows:

      The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 205,000,000 shares. The number of shares of Common Stock authorized is 200,000,000 and the number of shares of Preferred Stock is 5,000,000.

    The Board considers it advisable to have additional authorized but unissued shares of Common Stock available to (i) allow the Company to act promptly with respect to possible future acquisitions or financing; (ii) to allow issuances under the Company's employee benefit plans; and (iii) for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations. In addition, the Company currently has shares reserved under option and purchase plans and for exercise of outstanding warrants.

    A principal purpose for authorizing the additional shares is for issuance pursuant to arrangements to finance the Company's continuing operations. The Company is currently seeking up to $10 million in additional financing that it believes may be necessary for the Company to continue its existing operations. In the past, Calypte has raised money through the sale of shares of its common stock at a discount to the current market price. Such arrangements have included the private sale of shares to investors on the condition that the Company register such shares for resale by the investors to the public. These arrangements have taken various forms including private placements commonly known as PIPE transactions, equity lines of credit and convertible debentures. The Company expects that the financing arrangements it is currently considering will take a similar form to such prior financing arrangements. Nonetheless, even if the stockholders approve this proposal, the Company cannot ensure that it will be able to enter into financing arrangements under terms that are acceptable.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. The Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.

    To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the existing stockholders. No stockholders of the Company have rights to participate in offerings of additional shares by the Company.

    If the stockholders do not approve this proposal to increase the number of authorized shares, the Company may not be able to arrange the financing necessary to sustain its existing operations through the end of 2001.

Approval Required

    Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

    The Board recommends a vote FOR the proposed amendment to the Restated Certificate of Incorporation to increase the authorized shares of Common Stock to 200,000,000. Proxies solicited by the Board will be so voted unless stockholders specify a different choice in their proxies.

PROPOSED AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN TO INCREASE BY
13,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED
FOR ISSUANCE THEREUNDER
(PROPOSAL 3)

    Stockholders are being asked to approve the amendment of the 2000 Equity Incentive Plan (the "Incentive Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder by 13,000,000 to a total of 17,000,000 shares. In 2000, the stockholders approved the adoption of the Incentive Stock Plan which reserved for issuance 4,000,000 shares of the Common Stock. Under the Incentive Stock Plan, employees or consultants may be granted options that allow for the purchase of shares of Common Stock.

    The Board is of the opinion that the Incentive Plan helps the Company compete for, motivate and retain high quality executives and other key employees and to align their interests with those of stockholders, and that it is in the best interests of the Company to amend the Incentive Plan as proposed. The Board believes that the amendment of the Incentive Plan, under which equity incentives may be granted, will provide the Company with adequate flexibility to ensure that the Company can continue to meet those goals and facilitate the Company's expansion of its employee base. Consistent with the Company's compensation objectives, rewards under the Incentive Plan are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock. Further, the amendment of the Incentive Plan will continue to make long-term incentives available to the executive officers and other key salaried employees of the Company who have the potential to direct and manage the business of the Company successfully in the future.

    The number of newly authorized shares on which options could be granted under the Incentive Plan will represent approximately 40% of the currently outstanding shares of Common Stock.

    The Board approved the Amendment to the Incentive Plan on July 31, 2001 and it will become effective upon approval by the stockholders. Below is a summary of the principal provisions of the Incentive Plan. The summary is not necessarily complete, and reference is made to the full text of the Incentive Plan.

The 2000 Equity Incentive Plan

    Purpose.  The purpose of the Incentive Plan is to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

    Shares Subject to the Incentive Plan.  The stock subject to issuance under the Incentive Plan consists of shares of the Company's authorized but unissued Common Stock. Initially,            shares of Common Stock (the "Base Shares") were reserved by the Board for issuance under the Incentive Plan. Any shares of Common Stock that: (a) are subject to an option granted pursuant to the Incentive Plan that expires or terminates for any reason without being exercised; or (b) are subject to an award granted pursuant to the Incentive Plan that are forfeited; or (c) are subject to an award granted pursuant to the Incentive Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the Incentive Plan. In addition, shares that were reserved for issuance under the Company's previous 1991 Equity Incentive Plan but which were not issued upon the exercise of grants issued under that plan are available for grant and issuance pursuant to awards under the Incentive Plan.

    Eligibility.  Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parent company or subsidiary) are eligible to receive awards under the Incentive Plan (the "Participants"). No Participant is eligible to receive more than 900,000 shares of Common Stock in any calendar year under the Incentive Plan. The closing price of the Company's Common

Stock on the Over the Counter Bulletin Board (the "OTC") was $            per share as of August 3, 2001, the last business day preceding the Record Date.

    Administration.  The Incentive Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Julius Krevans, M.D., Mark Novitch, M.D., Paul Freiman and Claudie Williams, all of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors", as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    Subject to the terms of the Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder.

    Stock Options.  The Incentive Plan permits the granting of options that are either Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of Common Stock at the time the ISO is granted. In the case of an ISO granted to a 10% stockholder, the exercise price for each such ISO share must be no less than 110% of the fair market value of a share of Common Stock at the time the ISO is granted. The option exercise price for each NSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant.

    The exercise price of options granted under the Incentive Plan may be paid as approved by the Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's Common Stock owned by the Participant for at least six months, or acquired by the Participant in the public market, and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or (8) by any combination of the foregoing, provided, however, that any Participant exercising rights and obtaining shares pursuant to awards granted under the Incentive Plan must pay cash or other valid consideration equal to the aggregate par value of such Shares to the extent required by the Delaware General Corporation Laws.

    Restricted Stock Awards.  The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (and in the case of an award granted to a 10% stockholder, the purchase price shall be 100% of fair market value) and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, as are approved by the Committee at the time of grant.

    Stock Bonus Awards.  The Committee may grant Participants stock bonus awards for services rendered to the Company either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. To date, 540,841 shares have been issued pursuant to stock bonus awards.

    Mergers, Consolidations, Change of Control.  In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of the Company or any other similar corporate transaction, the successor corporation, if any, may assume, convert, replace or substitute equivalent awards in exchange for those granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to stockholders of the Company (after taking into account provisions of the awards). In the event that the successor corporation does not assume or substitute options, such options will accelerate at the time and upon the conditions as the Board determines. With certain exceptions, if a Participant's employment is terminated within one year after a change of corporate control has occurred, then all options held by the Participant shall become fully vested upon the date of termination.

    Amendment of the Incentive Plan.  The Board may at any time terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend, without stockholder approval, the Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

    Term of the Incentive Plan.  Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire in June 2010, ten years from the date the Incentive Plan was adopted by the Board and stockholders.

Certain Federal Income Tax Consequences

    The following summary of federal income tax consequences is based upon existing statutes, regulations and interpretations thereof. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This proxy statement describes federal income tax consequences of general applicability, but does not purport to describe either particular consequences to each individual plan participant or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

Incentive Stock Options ("ISOs")

    Award; Exercise.  ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "option spread") is includible in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The option spread is generally measured on the date of exercise and is includible in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    Sale of Option Shares.  If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain, and is "long-term" gain if the shares have been held more than one year as of the date of sale. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

    Exercise with Stock.  If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in the value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned stock is used to exercise an ISO.

    The present position of the Internal Revenue Service ("IRS") appears to be that income and employment withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares. The IRS is studying this position and may change it at any time, possibly with retroactive effect.

Non-qualified Stock Options (NSOs)

    Award; Exercise.  An optionee is not taxable upon the award of an NSO. Federal income tax consequences upon exercise of an NSO will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the option spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the option and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of lapse.

    Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

    Sale of Option Shares.  Upon sale, other than to the Company, of shares acquired under an NSO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. Certain lower rates apply if the shares have been held for longer periods. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

    Exercise with Stock.  If an optionee tenders Common Stock (other than statutory option stock—see above) to pay all or part of the exercise price of an NSO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired, are taxable to the optionee, and have a basis equal to their fair market value on the exercise date.

    If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

Other Tax Consequences

    Omnibus Budget Reconciliation Act of 1993.  The Omnibus Budget Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 28%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

    Tax Treatment of the Company.  The Company generally will be entitled to a deduction in connection with the exercise of an NSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.]

    ERISA.  The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

    New Plan Benefits.  The amounts of future option grants under the Incentive Plan are not determinable because, under the terms of the Incentive Plan, such grants are made in the discretion of the Committee. Future option exercise prices are not determinable because they are based upon fair market value of the Company's Common Stock on the date of grant. Similarly, the amounts of future stock purchases under the Stock Purchase Plan are not determinable because, under the terms of the Stock Purchase Plan, purchases are based upon elections made by Participating Employees. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

Special Federal Income Tax Consideration Due to Short Swing Profit Rule

    The potential liability of a person subject to Section 16 of the Exchange Act of 1934 to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date they are deemed to acquire shares for federal income tax purposes.

Plan Benefits

    The following table shows the number of shares of Common Stock issuable upon exercise of options and the number of shares granted in Restricted Stock Awards and Stock Bonus Awards per to the named groups under the Incentive Stock Plan during the fiscal year ended December 31, 2000.

Name and Position	Number of Shares (1)
Nancy L. Katz, President, Chief Executive Officer, Chief Financial Officer	300,000
David E. Collins, Chairman of the Board of Directors and Former Chief Executive Officer	20,000
Non-Executive Director Group	685,000
Non-Executive Employee Group	265,000

(1)
All options granted at fair market value as of the date of grant.

Approval Required

    Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting on the Proposal at the Annual Meeting.

    The Board recommends a vote FOR the amendment of the 2000 Equity Incentive Plan to increase by 13,000,000 the number of shares of common stock reserved for issuance thereunder. Proxies solicited by the Board will be so voted unless stockholders specify a different choice in their proxies.

PROPOSED AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN TO INCREASE
BY 2,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED
FOR ISSUANCE THEREUNDER
(Proposal 4)

    Stockholders are being asked to approve the amendment of the 1995 Director Option Plan (the "Director Option Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 to a total of 2,850,000 shares. Subject to the approval of the stockholders, the Board has amended the Director Option Plan. The proposed amendment increases by 2,000,000 the number of shares of Common Stock reserved for issuance under the Director Option Plan.

    In December 1995, the Board approved, and in 1996, the stockholders approved, the adoption of the Director Option Plan which reserved for issuance 200,000 shares of the Common Stock. In 1999 and 2000, 150,000 and 500,000 additional shares, respectively, of Common Stock were further reserved by the Board for issuance upon exercise of options granted under the Director Option Plan. Under the Director Option Plan, non-employee directors may be granted nonqualified stock options ("NSOs") that allow for the purchase of shares of Common Stock.

Description of the Director Option Plan

    Only non-employee directors of the Company are eligible to participate in the Director Option Plan. The Director Option Plan is designed to allow the Board, or a committee chosen by the Board, to grant options on a discretionary basis:

    In other words, the Board determines the number of shares that will be granted to newly-elected and to re-elected non-employee directors based upon contributions to the companies profitability and other criteria based upon corporate goals and objectives. Each grant under the plan vests monthly over the twelve month period commencing with the date of election or re-election of any non-employee director, provided that such option will become vested and fully exercisable on the date of the next annual meeting of stockholders if such meeting occurs less than one year after the date of grant.

    If the Director Option Plan is amended as proposed the number of shares of Common Stock reserved under the Director Option Plan will increase by 2,000,000 shares. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (iv) any combination of the foregoing methods of payment. Funds received by the Company upon exercise of an option are used for general corporate purposes.

    A non-employee director who is the nominee of a corporate shareholder is permitted to transfer options granted under the Director Option Plan to the corporate shareholder, provided that potential nominees are subject to the approval of the Board prior to being nominated. In addition, options may be transferred to the spouse, children or grandchildren of the person to whom the option is granted, to a partnership in which only immediate family members of such person are members, to a trust or trusts for the exclusive benefit of the person's immediate family members, provided that (i) there is no consideration given for any such transfer, (ii) that any agreement pursuant to which the transfer is made is consistent with the Director Option Plan, and (iii) subsequent transfers of such options shall be prohibited except by will or by the laws of descent and distribution. Transfers to corporate shareholders are also be subject to the restrictions set forth in (i), (ii) and (iii) above.

    Options granted under the Director Option Plan have a term of ten years. Each option granted will continue to be exercisable over a period of ten years commencing with the date of such option grant to the extent the option has become vested, regardless of whether the non-employee director has terminated service as a board member provided, however, that if an non-employee director is removed from the Board, the option will terminate if it is not exercised within 90 days of the date of such removal. Options will continue to be transferable by gift to a family member or a partnership or trust for a family member during the lifetime of the non-employee directors.

    Under the Director Option Plan, in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option issued pursuant to the Director Option Plan shall be assumed or an equivalent option shall be substituted by the successor corporation (or a Parent or Subsidiary thereof). In the event that the successor corporation does not agree to assume the option or to substitute an equivalent option, each outstanding option shall become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise. Notwithstanding the foregoing, if (a) any non-employee director whose options are (i) assumed, converted or replaced by the successor corporation (if any), or (ii) substituted by the successor corporation with equivalent awards or substantially similar consideration; and (b) such non-employee director is removed from the Board without cause within six months of the consummation of a transaction of the type described above, then (c) any options held by the non-employee director will immediately accelerate and become fully vested and exercisable by the Participant. In the event such successor corporation (if any) refuses to assume or substitute options then, notwithstanding any other provision of the Director Option Plan to the contrary, such options will accelerate at such time and on such conditions as the Board determines.

    To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company will obtain stockholder approval of any amendment to the Director Option Plan in such a manner and to such a degree as required. Any such amendment or termination of the Director Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Director Option Plan had not been amended or terminated. The Director Option Plan will terminate in 2010 unless earlier terminated as described above.

    Options granted under the Director Option Plan are non-statutory options. A non- employee director awarded options will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon exercise of an option, such non- employee director will generally recognize ordinary income measured for tax purposes by the excess of the then fair market value of the shares over the exercise price. If a sale of shares acquired upon exercise of an option could subject the director to suit under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date of recognition of such ordinary income may be deferred for up to six months unless the director timely files an election with the Internal Revenue Service under Section 83(b) of the Code. The non- employee director holding period for long-term capital gain purposes commences as of the date he or she recognizes ordinary income with respect to an option exercise. Upon resale of such shares by the non- employee director any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the director recognizes ordinary income with respect to shares acquired upon exercise of a non-statutory option.

    Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding option, and the number of shares which have been authorized for issuance under the Director Option Plan but as to which no options have yet been granted or which have been returned to the Director Option Plan upon cancellation or expiration of an option, as well as the price per share covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Director Option Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to an option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately before the consummation of such proposed action. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not agree to assume the option or substitute an equivalent option, each outstanding option shall become fully vested and exercisable. In the event of such acceleration of the option, any non- employee director award holder shall have 30 days from the date of notice of the option's acceleration to exercise all or a portion of the option, and the option shall terminate upon the expiration of such 30 day period.

Plan Benefits

    The following table shows the number of shares of Common Stock issuable upon exercise of options granted to the named Optionees under the Director Option Plan during the fiscal year ended December 31, 2000.

Name and Position	Number of Options(1)
William A. Boeger, Director	12,000
David E. Collins, Director	12,000
Paul E. Freiman, Director	12,000
John J. DiPietro, Director	12,000
Julius Krevans M.D., Director	12,000
Mark Novitch M.D., Director	12,000
Trilobite Lakes Corp. (Claudie Williams, Director)	19,500
Otsuka Pharmaceutical Co., Ltd. (Zafar Randawa, Director)	10,000

(1)
All options granted at fair market value as of the date of grant.

    The Company believes that in order to attract and retain highly qualified candidates to serve as directors, it is important that directors have meaningful equity ownership in the Company. Initially, the reason for creating a non-discretionary option plan for outside directors and for making such options non-transferable was to comply with rules of the Securities and Exchange Commission (the "Commission"), while still allowing equity participation by the outside directors. Subsequent rule changes by the Commission have eliminated such "disinterested" administration requirements and the Company believes that the Board should have the discretion to make reasonable use of all available means to attract and retain such highly qualified director candidates.

Approval Required

    Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting on the Proposal at the Annual Meeting.

    The Board recommends a vote FOR the amendment to the 1995 Director Option Plan to increase by 2,000,000 the number of shares of common stock reserved for issuance thereunder. Proxies solicited by the Board will be so voted unless stockholders specify a different choice in their proxies.

PROPOSED AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
BY 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER
(Proposal 5)

    Stockholders are being asked to approve the amendment of the 1995 Employee Stock Purchase Plan (the "ESPP"), to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 to a total of 1,300,000 shares. In 1995, the Board and the stockholders approved the adoption of the ESPP, which reserved for issuance 300,000 shares of Common Stock. As of August 1, 2001, employees have purchased 199,170 shares of the Company's stock since the Plan's inception.

    The purpose of the ESPP is to encourage ownership of common stock by employees of the Company and to promote the success of the business of the Company by aligning employee and shareholder interests. The Company offers eligible employees the opportunity to purchase common stock on a regular basis through the ESPP, generally through payroll deductions. The Company believes that this amendment is necessary to ensure that a sufficient reserve of common stock is available under the ESPP for 2001 and several years thereafter.

    The number of newly authorized shares on which options could be granted under the Incentive Plan will represent approximately 3% of the currently outstanding shares of Common Stock.

    The Board approved the Amendment to the Incentive Plan on July 31, 2001 and it will become effective upon approval by the stockholders. Below is a summary of the principal provisions of the ESPP. The summary is not necessarily complete, and reference is made to the full text of the Plan.

The 1995 Employee Stock Purchase Plan

    Eligibility.  All employees of the Company who normally work at least 20 hours per week and more than 5 months in a calendar year are eligible to participate in the ESPP. At August 1, 2001, of approximately 65 employees eligible to participate in the Plan, 14 were participating.

    Stock Purchases.  The ESPP provides for generally twenty-four-month periods ("Offering Periods") during which an employee may participate in the plan. Each Offering Period will commence on the first business day of May and November each year (the "Enrollment Date") and will conclude generally on the last business day of the twenty-fourth calendar month thereafter. The ESPP also provides for six-month Purchase Periods, which begin on the first business day of May and November each year, during which payroll deductions will be accumulated. On the Enrollment Date of each Offering Period, subject to the terms of the ESPP, the Company will grant to each eligible employee who is then a participant in the ESPP an option to purchase on the last day of the Offering Period at the Option Price (described below) that number of shares of common stock reserved under the ESPP which the employee's accumulated payroll deductions on the last day of the Purchase Period will pay for at the Option Price. The "Option Price" for each Offering Period is equal to the lesser of (i) 85% of the fair market value per share of common stock (defined as the quoted closing sale price) on the first business day of the Offering Period or (ii) 85% of the fair market value per share of common stock on the last business day of the Offering Period.

    Eligible employees who elect to participate in the Plan will designate a stated whole percentage equaling at least 1%, but no more than 10% of Eligible Compensation, to be deposited into a periodic deposit account. On each date of exercise, the entire periodic deposit account of each participant in the Plan is used to purchase whole shares of Common Stock. The Company shall maintain a stock purchase account for each participant to reflect the shares of Common Stock purchased under the Plan by each participant. No participant in the Plan is permitted to purchase Common Stock under the Plan at a rate that exceeds $12,500 in fair market value of Common Stock, determined at the time options are granted, for each Purchase Period.

    Administration.  The Compensation Committee of the Board of Directors administers the plan on behalf of the Company. The Compensation Committee has delegated its authority, responsibility, and discretion to administer the day-to-day operation of the ESPP to certain executive officers and employees of the Company. The Board of Directors may terminate or amend the ESPP at any time; provided, however, that the Board of Directors may not, without approval by the stockholders of the Company in a manner satisfying the requirements of Section 423 of the Internal Revenue Code (the "Code"), increase the maximum number of shares of common stock available for purchase under the ESPP. Accordingly, the Company is seeking shareholder approval of the amendment to the ESPP at this Annual Meeting.

    Federal Tax Treatment of Options under the ESPP.  The ESPP is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code. Under the applicable Code provision, an employee subject to United States taxation will recognize no federal income tax upon either the grant or exercise of an option granted under the GESOP. If the employee subject to United States taxation sells or otherwise disposes of shares of common stock purchased under the GESOP within two years after the date the applicable option was granted, or within one year after the date such option was exercised (a disqualifying disposition), such employee will be taxed at ordinary income rates on an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time the option was exercised. Even if the shares are disposed of for less than the fair market value measured as of the date of exercise, the same amount of ordinary income is attributed to the employee. The difference between the amount received on the disposition of the shares and the employee's tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss. If the participant makes a disqualifying disposition of shares, the Company will be entitled to an income tax deduction for the taxable year of the Company in which the disposition occurs. The income tax deduction may be limited by the deductibility of compensation paid to certain officers of the Company under Section 162(m) of the Code. To the extent allowed, the Company's tax deduction is generally measured as the amount by which the fair market value of the shares on the date of purchase exceeds the purchase price. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

    If an employee sells or disposes of shares more than two years after the applicable option was granted, and more than one year after the option was exercised, such employee will be taxed at ordinary income rates on the amount equal to the lesser of the excess of the fair market value of such shares at the time of the disposition over the Option Price or the excess of the fair market value of the shares at the time the option was granted over the Option Price. The difference between the amount realized on the disposition of such shares and the optionee's tax basis in such shares (as adjusted by the amount of ordinary income recognized) will be recognized as a long-term capital gain.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. It does not purport to be complete and does not discuss the tax consequences arising in the event of a participant's death or the income tax laws of the municipality, state or foreign country under which the participant's income may be taxable.

Plan Benefits

    The following table shows the number of shares of Common Stock purchased during 2000 by the Named Executive Officers and by all employees as a group (excluding executive officers).

Name	Dollar Value (1)	Number of Shares Purchased
David E. Collins	$—	—
Nancy E. Katz	$6,076	3,519
All employees as a group (excluding executive officers)	$38,087	36,282

(1)
Based on payroll deduction amounts applied to purchase price.

Approval Required

    Approval of Proposal 5 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting on the Proposal at the Annual Meeting.

    The Board recommends a vote FOR the amendment to the 1995 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance thereunder. Proxies solicited by the Board will be so voted unless stockholders specify a different choice in their proxies.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 6)

    The Board recommends that the stockholders ratify the Board's appointment of the accounting firm of KPMG LLP as independent auditors to audit the financial statements of the Company. The firm has conducted the audits for the Company for many years and is considered by management of the Corporation to be well qualified.

    Representatives from KPMG LLP are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised during the meeting.

Approval Required

    Approval of Proposal 6 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented and voting at the Annual Meeting.

    The Board recommends a vote FOR the approval of the appointment of KPMG LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Proxies solicited by the Board will be so voted unless stockholders specify a different choice in their proxies.

OTHER MATTERS

Deadline for Receipt of Stockholder Proposals for Inclusion in the Company's Proxy Statement for the 2002 Annual Meeting

    Under the rules of the Securities and Exchange Commission, stockholder proposals submitted for next year's Proxy Statement must be received by the Company no later than the close of business on January      , 2002, to be considered. Proposals should be addressed to David E. Collins, Secretary, Calypte Biomedical Corporation, 1265 Harbor Bay Parkway, Alameda, California 94502.

    Any stockholder who wishes to bring a proposal before the Calypte Biomedical Corporation 2002 Annual Meeting of Stockholders, but does not wish to include it in the Company's proxy materials, must provide written notice of the proposal to Calypte's Secretary, at the above address, by February      , 2002.

Other Information

    The Company does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

                      By order of the Board of Directors,

                      Nancy E. Katz
                       President, Chief Executive Officer and Chief Financial Officer

Alameda, California
August 13, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER—CALYPTE BIOMEDICAL CORPORATION

    Adopted by the Board of Directors of Calypte Biomedical Corporation At
The Meeting Of The Board Held On April 19, 2000

Purposes:

The purposes of the Audit Committee are to:

Monitor the integrity of the financial statements of the company.

Oversee the independence of the company's independent auditor.

Recommend to the Board of Directors the selection of the independent auditor, evaluate the independent auditor and, where appropriate, recommend the replacement of the independent auditor; it being understood that the independent auditor is ultimately accountable to the Board of Directors and the audit committee, and that the Board of Directors and the audit committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to propose the independent auditor for stockholder approval).

Composition:

The audit committee shall be composed of three or more Directors, as determined by the Board of Directors, each of whom shall be meet the independence and financial literacy requirements of NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Unless a chair is designated by the Board of Directors, the Committee members may appoint their own chair by majority vote.

Responsibilities

Recommend to the Board of Directors the selection of the independent auditor, which shall ultimately be accountable to the Audit Committee and the Board of Directors.

Evaluate periodic reports that the independent auditor submits to the Audit Committee regarding the auditor's independence, discuss such reports with the auditor and, if so determined by the Audit Committee in response to such reports, recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditor.

Meet with management and the independent auditor to review and discuss the annual financial statements and the report of the independent auditor thereon and, to the extent the independent auditor or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information or the adequacy of internal controls.

Review the management letter delivered by the independent auditor in connection with the audit.

Following such reviews and discussions, if so determined by the Audit Committee, recommend to the Board of Directors that the annual financial statements be included in the company's annual report.

A–1

Meet quarterly with management and the independent auditor to review and discuss the quarterly financial statements; provided that this responsibility may be delegated to the chairman of the Audit Committee.

Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that the Audit Committee or either of these groups believes could significantly affect the financial statements and should be discussed privately.

Have such meetings with management as the Audit Committee deems appropriate to discuss significant financial risk exposures facing the company, and steps management has taken to monitor and control such exposures.

Review significant changes to the company's accounting principles and practices proposed by the independent auditor, the internal auditor, or management.

Review the appointment and replacement of the senior internal auditing executive, the internal audit department responsibilities and budget, and the scope and results of the internal audit.

Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend to the Board of Directors replacement of the independent auditor.

At the request of company counsel, review with company counsel legal and regulatory matters that may have a significant impact on the company's financial statements, compliance policies or programs.

Conduct or authorize such inquiries into matters within the Audit Committee's scope of responsibility as the Audit Committee deems appropriate. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

Provide minutes of Audit Committee meetings to the Board of Directors, and report to the Board of Directors on any significant matters arising from the Audit Committee's work.

At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the Board of Directors.

Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

It is not the responsibility of the Audit Committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. It is not the responsibility of the Audit Committee to conduct inquiries, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws, regulations or company compliance policies or programs.

A–2

CALYPTE BIOMEDICAL CORPORATION
1265 HARBOR BAY PARKWAY
ALAMEDA, CALIFORNIA 94502

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DAVID E. COLLINS and NANCY E. KATZ, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of Calypte Biomedical Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of Calypte Biomedical Corporation to be held at the Company's headquarters offices located at 1265 Harbor Bay Parkway, Alameda, California 94502 on September 20, 2001, at 9:00 a.m. local time, and at any adjournments or postponements thereof, with all powers that the undersigned would have if personally present thereat:

(CONTINUED ON OTHER SIDE)

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as this	/x/

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.

1.	Election of Directors
David E. Collins; Nancy E. Katz; Paul Freiman; Julius R. Krevans, M.D.; Mark Novitch, M.D.; Zafar Randawa, Ph.D.; John J. DiPietro, Claudie Williams.
(The Board of Directors recommends a vote FOR.)	FOR all nominees (except as marked to the contrary below) / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /

This proxy will be voted in the election of directors in the manner described in the proxy statement for the 2001 annual meeting of stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided to the right.)
2.	Proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect an increase in the number of shares of the Company's Common Stock authorized for issuance from 50,000,000 to 200,000,000 shares. (The Board of Directors recommends a vote FOR.)	FOR / /	AGAINST / /	ABSTAIN / /
3.	Proposal to amend the 2000 Equity Incentive Plan to increase by 13,000,000 the number of shares reserved for issuance. (The Board of Directors recommends a vote FOR.)	FOR / /	AGAINST / /	ABSTAIN / /
4.	Proposal to amend the 1995 Director Option Plan to increase by 2,000,000 the number of shares reserved for issuance. (The Board of Directors recommends a vote FOR.)	FOR / /	AGAINST / /	ABSTAIN / /
5.	Proposal to amend the 1995 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares reserved for issuance. (The Board of Directors recommends a vote FOR.)	FOR / /	AGAINST / /	ABSTAIN / /
6.	Proposal to ratify the selection of KPMG LLP as the Company's independent accountants for the 2001 fiscal year. (The Board of Directors recommends a vote FOR.)	FOR / /	AGAINST / /	ABSTAIN / /
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder	Signature if held jointly	Dated:	, 2001

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS (Proposal 1)
THE BOARD OF DIRECTORS AND COMMITTEES
INFORMATION ON EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants in Last Fiscal Year Individual Grants
Aggregated Option Exercises in 2000 and December 31, 2000 Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
STOCK PERFORMANCE CHART
Security Ownership of Certain Beneficial Owners and Management
PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OR COMMON STOCK TO 200,000,000 (PROPOSAL 2)
PROPOSED AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN TO INCREASE BY 13,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER (PROPOSAL 3)
PROPOSED AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN TO INCREASE BY 2,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER (Proposal 4)
PROPOSED AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER (Proposal 5)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 6)
OTHER MATTERS
APPENDIX A